EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 7, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2007 – Sep 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.6%	0.6%	2.4%	-2.8%	-3.0%	1.3%	2.6%	1.3%	11.5%	-18.7%	0.2	0.2
B**	0.6%	0.6%	1.9%	-3.4%	-3.6%	0.6%	N/A	0.6%	11.5%	-20.4%	0.1	0.1
Legacy 1***	0.7%	0.7%	4.0%	-0.8%	-1.2%	N/A	N/A	-1.5%	10.9%	-14.8%	-0.1	-0.2
Legacy 2***	0.7%	0.7%	3.7%	-1.1%	-1.6%	N/A	N/A	-1.8%	10.9%	-15.2%	-0.1	-0.2
Global 1***	0.7%	0.7%	4.5%	-0.1%	-2.8%	N/A	N/A	-2.6%	10.4%	-14.6%	-0.2	-0.3
Global 2***	0.7%	0.7%	4.3%	-0.3%	-3.1%	N/A	N/A	-2.9%	10.4%	-15.4%	-0.2	-0.4
Global 3***	0.6%	0.6%	3.1%	-1.9%	-4.8%	N/A	N/A	-4.6%	10.4%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	2.3%	2.3%	16.1%	29.8%	13.1%	1.0%	8.0%	1.0%	19.1%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	-2.1%	-2.1%	4.3%	6.2%	11.8%	10.9%	7.7%	10.9%	13.2%	-12.3%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					32%
Energy	11%	Long	Brent Crude Oil	3.0%	Long	11%	Long	Brent Crude Oil	3.0%	Long
			Gasoline Blendstock	2.7%	Long			Gasoline Blendstock	2.4%	Long
Grains/Foods	14%	Long	Corn	3.0%	Long	14%	Long	Corn	3.0%	Long
			Soybeans	2.7%	Long			Soybeans	2.6%	Long
Metals	8%	Long	Gold	2.5%	Long	7%	Long	Gold	2.5%	Long
			Aluminum	1.5%	Short			Aluminum	1.5%	Short
FINANCIALS	67%					68%
Currencies	20%	Short $	British Pound	1.9%	Long	20%	Short $	British Pound	1.9%	Long
			Australian Dollar	1.7%	Long			Australian Dollar	1.7%	Long
Equities	25%	Long	S&P 500	6.1%	Long	26%	Long	S&P 500	6.2%	Long
			Dax Index	3.9%	Long			Dax Index	4.0%	Long
Fixed Income	22%	Long	U.S. 10-Year Treasury Notes	5.2%	Long	22%	Long	U.S. 10-Year Treasury Notes	5.2%	Long
			U.S. 5-Year Treasury Notes	3.9%	Long			U.S. 5-Year Treasury Notes	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell in excess of 4% as forecasts for declining temperatures put downward pressure on demand.  Increased supplies resulting from several offshore drilling rigs in the Gulf of Mexico coming back online after hurricane Isaac also pushed prices lower.   Crude oil markets finished nearly flat as price increases, caused by an upward revision to second-quarter domestic industrial production, were offset by bearishness fostered by early-week uncertainty surrounding the outcome of upcoming meetings between Eurozone financial officials.

Grains/Foods
Wheat markets rallied nearly 2% due to increased export demand and declining supplies in Australia.  Soybean prices broke recent uptrends due to speculation upcoming rains will improve crop yields.  Cocoa prices surged to 10-month highs because of weak production caused by ongoing dry weather.

Metals
Base metals markets rallied following news the Chinese government approved a large-scale infrastructure project, which supported investor beliefs the government would take further steps to boost Chinese industrial production.  The expansion of European Central Bank’s bond-buying also played a role in driving base metals higher.  Gold prices rose in excess of 3% as weak U.S. employment data supported hopes for new stimulus initiatives.

Currencies
The U.S. dollar tumbled against counterparts due to beliefs Friday’s bearish unemployment report would prompt the U.S. Federal Reserve to propose new stimulus action.  In Europe, the euro moved steadily higher because of comments by European Central Bank President Mario Draghi unveiling an “unlimited” bond-buying program designed to aid ailing European economies.  Optimism surrounding the Eurozone also spurred increased investor risk appetite, which drove the Australian and New Zealand dollars higher for the week as well.

Equities
Global equity markets were stronger as investors believed recent economic data and crises could drive the world’s Federal Reserve Banks to impose new stimulus action as early as the upcoming week.  North American equity markets rallied to levels unseen since the beginning of the financial crisis in response to the optimism.

Fixed Income
Rallies in the global equity markets and an upbeat outlook for the global economy spurred liquidations in the U.S. Treasury markets, driving prices lower.  Investors, attempting to take advantage of the European Central Bank’s bond-buying program, liquidated U.S. and German fixed-income products to increase their exposure to the sovereign debt of smaller European nations, including Spain and Italy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.